Exhibit 99.1

                                 E.MERGENT, INC.

                         SPECIAL MEETING OF STOCKHOLDERS


                                   10:00 a.m.

                         ACOUSTIC COMMUNICATION SYSTEMS
                              13705 26th Ave. North
                              Minneapolis, MN 55441




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E.mergent, Inc.
5960 Golden Hills Dr., Golden Valley, MN  55416                         proxy
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          This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of Special Meeting, the Proxy Statement/ Prospectus, and the Form of Proxy dated _________________, _________, hereby appoints James W. Hansen and Jill R. Larson proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all common shares of E.mergent, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of E.mergent, Inc., to be held at 10:00 a.m. on __________________, at Acoustic Communication Systems, located at 13705 26th Avenue North, Suite 110, Minneapolis, Minnesota 55441, and at any adjournments or postponements thereof. Failures to vote and abstentions will have the same effect as a vote against the Merger.




                      See reverse for voting instructions.



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                                                      -------------------------
                                                      COMPANY #
                                                      CONTROL #
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There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK "' EASY "'IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on _______________________.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -  - QUICK "' EASY "'IMMEDIATE
o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on _______________.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to E.mergent, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

      If you vote by Phone or Internet, please do not mail your Proxy Card
                             - Please detach here -



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                   The Board of Directors Recommends a Vote FOR Item 1.

1. To adopt and approve the Agreement and Plan of Merger dated as of January 21, 2002, by and among ClearOne Communications, Inc., a Utah corporation, Tundra Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ClearOne Communications, Inc. and E.mergent, Inc., a Delaware corporation, and to approve the merger contemplated by the Merger Agreement.
                                /_/ For     /_/ Against     /_/ Abstain

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                                /_/ For     /_/ Against     /_/ Abstain

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in favor of proposal in Item 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY STATEMENT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Address Change?  Mark Box  /_/
Indicate changes below:                       Date________________________, 2002




                                              Signature(s) in Box
                                              Please sign  exactly as your name
                                              appears at left; in the case of
                                              joint tenancy, both tenants must
                                              sign; fiduciaries please indicate
                                              title and authority.

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